Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-128735, File No. 333-118026, File No. 333-113359, File No. 333-111273, File No. 333-110006 and File No. 333-106602) and in the Registration Statements on Form S-8 (File No. 333-116707, File No. 333-112810, File No. 333-106563, File No. 333-97139, File No. 333-58274, File No. 333-39390, File No. 333-30920, File No. 333-92951, File No. 333-49069, File No. 333-30617, File No. 333-15935, File No. 033-61191, File No. 033-75136, File No. 033-45432, File No. 033-27885, File No. 033-12633, File No. 002-95446, File No. 002-81123 and File No. 002-77846) of our reports dated March 3, 2006, with respect to the consolidated financial statements of Oscient Pharmaceuticals Corporation, Oscient Pharmaceuticals Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oscient Pharmaceuticals Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 9, 2006